Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: October 22, 2014

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces an Increase in Third Quarter Earnings

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and nine-month periods ended September 30, 2014.

SUMMARY:
•
Total loans, excluding mortgage warehouse loans, increased $54.2 million during the quarter or 18.1% on an annualized basis and $268.1 million during the first nine months of 2014 or 36.8% on an annualized basis.

•
Commercial loans increased $29.1 million during the quarter or 17.8% on an annualized basis and $172.2 million during the first nine months of 2014 or 45.6% on an annualized basis to $677.3 million as of September 30, 2014.

•	Third quarter 2014 net income was $5.0 million or $.51 diluted earnings per share.
•	Excluding costs related to the acquisition of SCB Bancorp, Inc. ("Summit") of $124,000, net income for the third quarter of 2014 was $5.0 million or $.52 diluted earnings per share.
•	Net income for the first nine months of 2014 was $13.2 million or $1.39 diluted earnings per share.
•	Excluding costs related to the acquisition of Summit of $1.3 million, net income for the first nine months of 2014 was $14.0 million or $1.48 diluted earnings per share.
•	Tangible book value per share of $15.75 as of September 30, 2014 is the highest in the Company's history.
•	Return on average assets was 0.96% for the third quarter of 2014 and 0.92% for the first nine months of 2014.
•	Return on average common equity was 10.95% for the third quarter of 2014 and 10.56% for the first nine months of 2014.
•	Non-performing loans to total loans as of September 30, 2014 were 1.47% compared to 1.70% as of December 31, 2013 and 2.09% as of September 30, 2013.
•	Loan loss reserves to total loans, excluding loans with credit-related purchase accounting adjustments, were 1.32% as of September 30, 2014.

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Pg. 2 cont. Horizon Bancorp Announces an Increase in Third Quarter Earnings

Craig M. Dwight, Chairman and CEO, commented: "Horizon's momentum continued into the third quarter of 2014 with core loan growth, excluding mortgage warehouse loans, of 4.6% for the three months ended September 30, 2014 or 18.1% on an annualized basis. Core loan growth for the nine months ended September 30, 2014 equaled 27.5% or 36.8% on an annualized basis.  Horizon's third quarter and year to date loan growth highlights our investments in people, technology, and larger markets paying off.  With additional capacity for future growth and an improving economic picture, we believe Horizon is well positioned to create additional operating leverage in the future."

The following tables present the amount and growth rate of loans by product type for the three and nine months ended September 30, 2014.

Loan Growth by Type
Three Months Ended September 30, 2014
(Dollars in Thousands)
					Annualized
	September 30	June 30	Amount	Percent	Percent
	2014	2014	Change	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$677,349	$648,202	$29,147	4.5%	17.8%
Residential mortgage loans	251,739	235,523	16,216	6.9%	27.3%
Consumer loans	308,800	296,873	11,927	4.0%	15.9%
Held for sale loans	4,167	7,286	(3,119)	-42.8%	-169.8%
Subtotal	1,242,055	1,187,884	54,171	4.6%	18.1%
Mortgage warehouse loans	105,133	140,896	(35,763)	-25.4%	-100.7%
Total loans	$1,347,188	$1,328,780	$18,408	1.4%	5.5%

Loan Growth by Type
Nine Months Ended September 30, 2014
(Dollars in Thousands)
					Annualized
	September 30	December 31	Amount	Percent	Percent
	2014	2013	Change	Change	Change
	(Unaudited)
Commercial loans	$677,349	$505,189	$172,160	34.1%	45.6%
Residential mortgage loans	251,739	185,958	65,781	35.4%	47.3%
Consumer loans	308,800	279,525	29,275	10.5%	14.0%
Held for sale loans	4,167	3,281	886	27.0%	36.1%
Subtotal	1,242,055	973,953	268,102	27.5%	36.8%
Mortgage warehouse loans	105,133	98,156	6,977	7.1%	9.5%
Total loans	$1,347,188	$1,072,109	$275,079	25.7%	34.3%

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Pg. 3 cont. Horizon Bancorp Announces an Increase in Third Quarter Earnings

"The loan growth we have achieved has been a vital component in combating industry-wide net interest margin pressure as well as lower accretion income from acquisition-related purchase accounting adjustments," Dwight commented.  "Excluding accretion income related to purchase accounting adjustments Horizon's third quarter of 2014 net interest income increased $2.3 million or 17.2% compared to the same period of 2013."

Dwight explained the increase in provision for loan losses in the third quarter of 2014 to $1.7 million from $104,000 in the same period of 2013 by stating, "The increase in provision for loan losses was predominantly related to a $1.0 million charge-off associated with one commercial credit during the quarter.  Additionally, the higher provision expense takes into account recent loan growth.  Horizon's disciplined credit culture has and will continue to guide us as we continue to make loan growth a priority moving forward."

Horizon's loan loss reserve ratio, excluding loans with credit-related purchase accounting adjustments, stood at 1.32% as of September 30, 2014. The table below details Horizon's loan loss reserve ratio composition as of September 30, 2014.

Allowance for Loan and Lease Loss Detail
As of September 30, 2014
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy		Heartland	Summit	Total
Pre-discount loan balance	$1,204,653		$40,067	$106,432	$1,351,152

Allowance for loan losses (ALLL)	15,955		205	-	16,160
Loan discount	N/	A	3,179	4,952	8,131
Total ALLL+loan discount	$15,955		$3,384	$4,952	$24,291

Loans, net	$1,188,698		$36,683	$101,480	$1,326,861

ALLL/ pre-discount loan balance	1.32%		0.51%	0.00%	1.20%
Loan discount/ pre-discount loan balance	N/	A	7.93%	4.65%	0.60%
Total ALLL+loan discount/ pre-discount loan balance	1.32%		8.45%	4.65%	1.80%

Emerging Issues

Dwight noted the progress being made on the construction of Horizon's Carmel, Indiana branch expected to open in the first quarter of 2015.  Dwight concluded, "This new location will provide both tremendous retail and commercial opportunities for our team.  Additionally, it will strengthen Horizon's Central Indiana presence and provide a platform to deliver 'Exceptional Service and Sensible Advice' to consumers and businesses north of Indianapolis."

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Pg. 4 cont. Horizon Bancorp Announces an Increase in Third Quarter Earnings

Income Statement Highlights

Net income for the third quarter of 2014 was $5.0 million or $.51 diluted earnings per share compared to $4.8 million or $.52 diluted earnings per share in the third quarter of 2013.  The increase in net income from the previous year reflects an increase in interest income primarily due to loan growth and an increase in noninterest income related to an increase in gain on sale of investment securities and gain on sale of loans.  Horizon incurred a gain on the sale of securities of $988,000 during the third quarter as a result of an analysis that determined market conditions provided the opportunity to add gains to capital without negatively impacting long-term earnings.  The sale of securities was also used to fund loan growth. These increases to net income were partially offset by an increase in provision expense and an increase in salaries and net occupancy expenses due to company growth. The decrease in diluted earnings per share reflects the increase in shares outstanding due to the shares issued to Summit shareholders as part of the transaction.  Excluding transaction expenses related to the Summit acquisition of $124,000, net income would have been $5.0 million or $.52 diluted earnings per share for the third quarter of 2014.

Net income for the nine months ended September 30, 2014 was $13.2 million or $1.39 diluted earnings per share compared to $15.8 million or $1.72 diluted earnings per share for the nine months ended September 30, 2013.  Excluding transaction expenses related to the Summit acquisition of $1.3 million, net income would have been $14.0 million or $1.48 diluted earnings per share for the first nine months of 2014.

Horizon's net interest margin was 3.59% during the third quarter of 2014, down from 3.78% for the prior quarter and 3.78% for same period of 2013.  The decrease in net interest margin compared to the prior quarter and the same period of the prior year was primarily due to lower yields on new loans and re-pricing earning assets and a decrease in interest income from acquisition-related purchase accounting adjustments.  Excluding purchase accounting adjustments related to the 2012 Heartland Bancshares, Inc. and the 2014 Summit acquisitions, the margin would have been 3.50% for the third quarter of 2014 compared to 3.52% for the previous quarter and 3.52% for the same period of the prior year.  Interest income from acquisition-related purchase accounting adjustments was $438,000, $1.2 million and $1.0 million for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively.

Horizon's net interest margin was 3.62% for the nine months ending September 30, 2014, down from 4.06% for same period of 2013.  Excluding interest income from acquisition-related purchase accounting adjustments, the margin would have been 3.47% for the nine months ending September 30, 2014 compared to 3.61% for same period of 2013. Interest income from acquisition-related purchase accounting adjustments was $2.0 million and $5.4 million for the nine months ended September 30, 2014 and September 30, 2013, respectively.

Residential mortgage lending activity during the third quarter of 2014 generated $2.2 million in income from the gain on sale of mortgage loans, a decrease of $384,000 from the previous quarter and an increase of $486,000 from the third quarter of 2013.  Total origination volume in the third quarter of 2014, including loans placed into portfolio, totaled $102.2 million, representing an increase of 24.0% from the previous quarter of $82.4 million and a decrease of 3.1% from the third quarter of 2013 of $105.4 million.

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Pg. 5 cont. Horizon Bancorp Announces an Increase in Third Quarter Earnings

Purchase money mortgage originations during the third quarter of 2014 represented 77.6% of total originations compared to 77.5% of originations during the previous quarter and 69.5% during the third quarter of 2013.

Lending Activity

Total loans increased $275.1 million from December 31, 2013 to $1.3 billion at September 30, 2014 as mortgage warehouse loans increased by $7.0 million, residential mortgage loans increased by $65.8 million and consumer loans increased by $29.3 million.  Commercial loans increased $172.2 million or 34.1% from $505.2 million at December 31, 2013 to $677.3 million at September 30, 2014.

Total loan balances in the Kalamazoo and Indianapolis markets continued to grow during the third quarter of 2014 to $134.4 million and $120.3 million, respectively, as of September 30, 2014. Kalamazoo's aggregate loan balances increased $7.2 million or 5.7% and Indianapolis' aggregate loan balances increased $18.6 million or 18.3% during the third quarter of 2014.

The provision for loan losses was $1.7 million for the third quarter of 2014 compared to $104,000 for the same period of 2013.  The higher provision for loan losses in the third quarter of 2014 compared to the same period of the previous year was predominantly due to a $1.0 million charge-off associated with one commercial credit during the quarter.  The provision for loan losses was $2.1 million the first nine months of 2014 compared to $2.9 million for the same period of 2013.  The lower provision for the first nine months of 2014 compared to the same period of 2013 was due to a decrease in net charge-offs from $3.3 million for the first nine months of 2013 to $1.9 million for the first nine months of 2014.

The ratio of the allowance for loan losses to total loans decreased to 1.20% as of September 30, 2014 from 1.49% as of December 31, 2013 due to the increase in total loans from both organic growth and the Summit acquisition, partially offset by an increase in allowance for loan losses from $16.0 million as of December 31, 2013 to $16.2 million as of September 30, 2014.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 1.32% as of September 30, 2014.

Non-performing loans totaled $19.8 million as of September 30, 2014, up from $18.3 million as of December 31, 2013.  Compared to December 31, 2013, non-performing commercial loans and real estate loans increased by $1.9 million and $167,000, respectively, partially offset by a decrease of $507,000 in non-performing consumer loans.  The increase in non-performing commercial loans was due to the Summit acquisition as well as two commercial and industrial loans totaling $1.2 million that were moved to nonaccrual status.  As a percentage of total loans, non-performing loans were 1.47% at September 30, 2014, down 23 basis points from 1.70% at December 31, 2013.  At September 30, 2014, loans acquired in the Summit acquisition represented $1.2 million in non-performing, $2.5 million in substandard and $4,000 in delinquent loans.

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Expense Management

Total non-interest expense was $3.4 million higher in the first nine months of 2014 compared to the first nine months of 2013.  The increase in non-interest expense was primarily related to an increase in salaries of $1.3 million and Summit acquisition expenses of $1.3 million as well as overall company growth.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non-GAAP financial measures of the net interest margin excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to the Summit acquisition. Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

Non-GAAP Reconciliation of Net Interest Margin
(Dollar Amounts in Thousands, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2014	2014	2013	2014	2013
Net Interest Margin As Reported
Net interest income	$16,400	$16,788	$14,669	$46,460	$47,254
Average interest-earning assets	1,877,066	1,832,576	1,607,801	1,770,187	1,617,169
Net interest income as a percent of average interest earning assets	3.59%	3.78%	3.78%	3.62%	4.06%

Impact of Acquisitions
Interest income from acquisition-related purchase accounting
adjustments	$(438)	$(1,199)	$(1,044)	$(2,027)	$(5,364)

Net Interest Margin Excluding Impact of Acquisitions
Net interest income	$15,962	$15,599	$13,625	$44,433	$41,890
Average interest-earning assets	1,877,066	1,832,576	1,607,801	1,770,187	1,617,169
Net interest income as a percent of average interest earning assets	3.50%	3.52%	3.52%	3.47%	3.61%

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Pg. 7 cont. Horizon Bancorp Announces an Increase in Third Quarter Earnings

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollar Amounts in Thousands Except per Share Data, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Non-GAAP Reconciliation of Net Income
Net income as reported	$4,958	$4,785	$13,153	$15,761
Summit expenses	124	-	1,335	-
Tax Effect	(43)	-	(467)	-
Net income excluding Summit expenses	$5,039	$4,785	$14,021	$15,761

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.51	$0.52	$1.39	$1.72
Summit expenses	0.01	-	0.14	-
Tax Effect	(0.00)	-	(0.05)	-
Diluted earnings per share excluding Summit expenses	$0.52	$0.52	$1.48	$1.72

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest and Central Michigan through its commercial banking subsidiary Horizon Bank, NA. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as "anticipate," "estimate," "project," "intend," "plan," "believe," "will" and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon's reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak

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only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp Mark E. Secor Chief Financial Officer (219) 873-2611 Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013
Balance sheet:
Total assets	$2,037,045	$2,073,251	$1,806,583	$1,758,276	$1,781,024
Investment securities	495,941	537,618	529,340	518,501	524,054
Commercial loans	677,349	648,202	528,635	505,189	499,584
Mortgage warehouse loans	105,133	140,896	102,146	98,156	113,591
Residential mortgage loans	251,739	235,523	189,893	185,958	189,254
Consumer loans	308,800	296,873	280,120	279,525	278,990
Earning assets	1,860,041	1,882,724	1,649,653	1,604,794	1,624,251
Non-interest bearing deposit accounts	278,527	270,023	238,499	231,096	223,354
Interest bearing transaction accounts	881,299	919,024	840,258	779,966	816,167
Time deposits	289,837	310,056	276,814	280,458	288,799
Borrowings	350,113	340,201	236,043	256,296	242,505
Subordinated debentures	32,603	32,564	32,525	32,486	32,448
Common stockholders' equity	177,280	174,836	157,283	152,020	150,959
Total stockholders' equity	189,780	187,336	169,783	164,520	163,459

Income statement:	Three months ended
Net interest income	$16,400	$16,788	$13,272	$14,129	$14,669
Provision for loan losses	1,741	339	-	(997)	104
Non-interest income	7,390	6,627	5,522	5,687	5,910
Non-interest expenses	15,353	16,408	14,514	15,610	14,061
Income tax expense	1,738	1,890	863	1,088	1,629
Net income	4,958	4,778	3,417	4,115	4,785
Preferred stock dividend	(40)	(31)	(31)	(63)	(66)
Net income available to common shareholders	$4,918	$4,747	$3,386	$4,052	$4,719

Per share data:
Basic earnings per share	$0.53	$0.52	$0.39	$0.47	$0.55
Diluted earnings per share	0.51	0.50	0.38	0.45	0.52
Cash dividends declared per common share	0.13	0.13	0.11	0.11	0.11
Book value per common share	19.25	19.00	18.22	17.64	17.52
Tangible book value per common share	15.75	15.47	15.52	14.97	14.82
Market value - high	23.67	22.58	24.91	26.09	25.04
Market value - low	$20.65	$19.57	$20.27	$21.07	$20.74
Weighted average shares outstanding - Basic	9,208,707	9,182,986	8,630,966	8,623,360	8,618,969
Weighted average shares outstanding - Diluted	9,588,332	9,560,939	9,021,786	9,020,289	9,019,211

Key ratios:
Return on average assets	0.96%	0.97%	0.79%	0.93%	1.09%
Return on average common stockholders' equity	10.95	11.82	8.81	10.44	12.60
Net interest margin	3.59	3.78	3.48	3.60	3.78
Loan loss reserve to total loans	1.20	1.18	1.46	1.49	1.64
Non-performing loans to loans	1.47	1.41	1.59	1.70	2.09
Average equity to average assets	9.33	8.79	9.65	9.46	9.22
Bank only capital ratios:
Tier 1 capital to average assets	8.63	8.78	9.11	9.18	9.00
Tier 1 capital to risk weighted assets	12.13	11.47	12.87	13.42	13.17
Total capital to risk weighted assets	13.26	12.53	14.12	14.67	14.42

Loan data:
Substandard loans	$35,023	$35,495	$32,648	$34,721	$44,420
30 to 89 days delinquent	3,310	3,671	2,613	3,452	2,692

90 days and greater delinquent - accruing interest	$62	$42	$202	$48	$2
Trouble debt restructures - accruing interest	5,838	5,614	4,997	5,053	3,507
Trouble debt restructures - non-accrual	3,061	3,178	3,662	3,427	5,986
Non-accrual loans	10,828	9,844	8,775	9,749	12,986
Total non-performing loans	$19,789	$18,678	$17,636	$18,277	$22,481

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	September 30
	2014	2013
Balance sheet:
Total assets	$2,037,045	$1,781,024
Investment securities	495,941	524,054
Commercial loans	677,349	499,584
Mortgage warehouse loans	105,133	113,591
Residential mortgage loans	251,739	189,254
Consumer loans	308,800	278,990
Earning assets	1,860,041	1,624,251
Non-interest bearing deposit accounts	278,527	223,354
Interest bearing transaction accounts	881,299	816,167
Time deposits	289,837	288,799
Borrowings	350,113	242,505
Subordinated debentures	32,603	32,448
Common stockholders' equity	177,280	150,959
Total stockholders' equity	189,780	163,459

Income statement:	Nine Months Ended
Net interest income	$46,460	$47,254
Provision for loan losses	2,080	2,917
Non-interest income	19,539	20,219
Non-interest expenses	46,275	42,835
Income tax expense	4,491	5,960
Net income	13,153	15,761
Preferred stock dividend	(102)	(308)
Net income available to common shareholders	$13,051	$15,453

Per share data:
Basic earnings per share	$1.45	$1.79
Diluted earnings per share	1.39	1.72
Cash dividends declared per common share	0.37	0.31
Book value per common share	19.25	17.52
Tangible book value per common share	15.75	14.82
Market value - high	24.91	25.04
Market value - low	$19.57	$18.97
Weighted average shares outstanding - Basic	9,009,663	8,617,972
Weighted average shares outstanding - Diluted	9,389,359	8,998,628

Key ratios:
Return on average assets	0.92%	1.20%
Return on average common stockholders' equity	10.56	13.69
Net interest margin	3.62	4.06
Loan loss reserve to total loans	1.20	1.64
Non-performing loans to loans	1.47	2.07
Average equity to average assets	9.25	9.31
Bank only capital ratios:
Tier 1 capital to average assets	8.63	9.00
Tier 1 capital to risk weighted assets	12.13	13.17
Total capital to risk weighted assets	13.26	14.42

Loan data:
Substandard loans	$35,023	$44,420
30 to 89 days delinquent	3,310	2,692

90 days and greater delinquent - accruing interest	$62	$2
Trouble debt restructures - accruing interest	5,838	3,507
Trouble debt restructures - non-accrual	3,061	5,986
Non-accrual loans	10,828	12,986
Total non-performing loans	$19,789	$22,481

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2014	2014	2013	2013	2013
Commercial	$7,515	$6,958	$7,236	$6,663	$7,663
Real estate	3,304	2,367	2,813	3,462	3,238
Mortgage warehousing	1,300	1,559	1,665	1,638	1,686
Consumer	4,041	4,776	4,388	4,229	5,261
Unallocated	-	-	-	-	-
Total	$16,160	$15,660	$16,102	$15,992	$17,848

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	September 30	June 30	March 31	December 31	September 30
	2014	2014	2013	2013	2013
Commercial	$1,006	$185	$(361)	$214	$604
Real estate	19	169	18	350	40
Mortgage warehousing	-	-	-	-	-
Consumer	217	426	233	295	492
Total	$1,242	$780	$(110)	$859	$1,136

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2014	2014	2013	2013	2013
Commercial	$9,323	$8,243	$7,313	$7,471	$7,887
Real estate	6,312	6,672	6,357	6,145	8,093
Mortgage warehousing	-	-	-	-	-
Consumer	4,154	3,763	3,966	4,661	6,501
Total	$19,789	$18,678	$17,636	$18,277	$22,481

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2014	2014	2013	2013	2013
Commercial	$376	$452	$812	$830	$954
Real estate	875	752	867	1,277	385
Mortgage warehousing	-	-	-	-	-
Consumer	3	23	39	14	44
Total	$1,254	$1,227	$1,718	$2,121	$1,383

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2014			September 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$4,033	$5	0.49%	$10,140	$6	0.23%
Interest-earning deposits	5,941	4	0.27%	6,834	2	0.12%
Investment securities - taxable	394,954	2,330	2.34%	356,275	2,076	2.31%
Investment securities - non-taxable (1)	146,513	1,109	4.48%	146,622	1,114	4.71%
Loans receivable (2)(3)	1,325,625	16,403	4.92%	1,087,930	14,843	5.42%
Total interest-earning assets (1)	1,877,066	19,851	4.32%	1,607,801	18,041	4.61%

Noninterest-earning assets
Cash and due from banks	27,188			24,619
Allowance for loan losses	(15,706)			(18,910)
Other assets	155,021			133,890

	$2,043,569			$1,747,400

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,204,122	$1,352	0.45%	$1,081,256	$1,395	0.51%
Borrowings	320,676	1,593	1.97%	236,071	1,465	2.46%
Subordinated debentures	32,580	506	6.16%	32,425	512	6.26%
Total interest-bearing liabilities	1,557,378	3,451	0.88%	1,349,752	3,372	0.99%

Noninterest-bearing liabilities
Demand deposits	282,494			224,622
Accrued interest payable and
other liabilities	12,979			11,904
Shareholders' equity	190,718			161,122

	$2,043,569			$1,747,400

Net interest income/spread		$16,400	3.44%		$14,669	3.62%

Net interest income as a percent
of average interest earning assets (1)			3.59%			3.78%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.
(2) Includes fees on loans.  The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2014			September 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$6,559	$9	0.18%	$9,480	$11	0.16%
Interest-earning deposits	6,547	7	0.14%	8,186	5	0.08%
Investment securities - taxable	395,255	7,108	2.40%	365,569	6,137	2.24%
Investment securities - non-taxable (1)	146,643	3,328	4.33%	133,011	3,105	4.88%
Loans receivable (2)(3)	1,215,183	45,988	5.07%	1,100,923	48,189	5.86%
Total interest-earning assets (1)	1,770,187	56,440	4.37%	1,617,169	57,447	4.90%

Noninterest-earning assets
Cash and due from banks	26,736			24,588
Allowance for loan losses	(15,892)			(18,980)
Other assets	140,698			133,544

	$1,921,729			$1,756,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,171,343	$3,984	0.45%	$1,091,635	$4,320	0.53%
Borrowings	274,322	4,493	2.19%	239,323	4,369	2.44%
Subordinated debentures	32,541	1,503	6.18%	32,386	1,504	6.21%
Total interest-bearing liabilities	1,478,206	9,980	0.90%	1,363,344	10,193	1.00%

Noninterest-bearing liabilities
Demand deposits	253,331			215,869
Accrued interest payable and
other liabilities	12,454			13,657
Shareholders' equity	177,738			163,451

	$1,921,729			$1,756,321

Net interest income/spread		$46,460	3.47%		$47,254	3.90%

Net interest income as a percent
of average interest earning assets (1)			3.62%			4.06%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.
(2) Includes fees on loans.  The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	September 30	December 31
	2014	2013
	(Unaudited)
Assets
Cash and due from banks	37,318	$31,721
Investment securities, available for sale	323,492	508,591
Investment securities, held to maturity (fair value of $175,838 and $9,910)	172,449	9,910
Loans held for sale	4,167	3,281
Loans, net of allowance for loan losses of $16,160 and $15,992	1,326,861	1,052,836
Premises and equipment, net	50,945	46,194
Federal Reserve and Federal Home Loan Bank stock	16,912	14,184
Goodwill	28,034	19,748
Other intangible assets	4,193	3,288
Interest receivable	8,411	7,501
Cash value life insurance	39,120	36,190
Other assets	25,143	24,832
Total assets	$2,037,045	$1,758,276
Liabilities
Deposits
Non-interest bearing	$278,527	$231,096
Interest bearing	1,171,136	1,060,424
Total deposits	1,449,663	1,291,520
Borrowings	350,113	256,296
Subordinated debentures	32,603	32,486
Interest payable	477	506
Other liabilities	14,409	12,948
Total liabilities	1,847,265	1,593,756
Commitments and contingent liabilities
Stockholders' Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 12,500 shares	12,500	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 9,280,041 and 8,706,971 shares
Outstanding, 9,210,786 and 8,630,966 shares	-	-
Additional paid-in capital	45,729	32,496
Retained earnings	130,864	121,253
Accumulated other comprehensive income (loss)	687	(1,729)
Total stockholders' equity	189,780	164,520
Total liabilities and stockholders' equity	$2,037,045	$1,758,276

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$16,403	$14,843	$45,988	$48,189
Investment securities
Taxable	2,339	2,084	7,124	6,153
Tax exempt	1,109	1,114	3,328	3,105
Total interest income	19,851	18,041	56,440	57,447
Interest Expense
Deposits	1,352	1,395	3,984	4,320
Borrowed funds	1,593	1,465	4,493	4,369
Subordinated debentures	506	512	1,503	1,504
Total interest expense	3,451	3,372	9,980	10,193
Net Interest Income	16,400	14,669	46,460	47,254
Provision for loan losses	1,741	104	2,080	2,917
Net Interest Income after Provision for Loan Losses	14,659	14,565	44,380	44,337
Non-interest Income
Service charges on deposit accounts	1,076	1,083	3,037	2,984
Wire transfer fees	151	169	408	562
Interchange fees	1,223	1,123	3,436	3,049
Fiduciary activities	1,131	953	3,378	3,140
Gain on sale of investment securities (includes $988 for the three and nine months ended September 30, 2014 and $6 for the
three months ended and $374 for the nine months ended
September 30, 2013, related to accumulated other
comprehensive earnings reclassifications)	988	6	988	374
Gain on sale of mortgage loans	2,153	1,667	6,101	7,580
Mortgage servicing income net of impairment	116	348	556	813
Increase in cash value of bank owned life insurance	296	278	781	787
Other income	256	283	854	930
Total non-interest income	7,390	5,910	19,539	20,219
Non-interest Expense
Salaries and employee benefits	8,215	7,694	23,991	22,919
Net occupancy expenses	1,404	1,172	4,188	3,778
Data processing	907	766	2,714	2,184
Professional fees	358	357	1,385	1,310
Outside services and consultants	595	436	2,554	1,634
Loan expense	1,202	1,040	3,489	3,556
FDIC insurance expense	313	270	854	821
Other losses	(35)	55	98	146
Other expense	2,394	2,271	7,002	6,487
Total non-interest expense	15,353	14,061	46,275	42,835
Income Before Income Tax	6,696	6,414	17,644	21,721
Income tax expense (includes $346 for the three and nine months ended September 30, 2014 and $2 for the three months ended
and $131 for the nine months ended September 30, 2013
related to income tax expense from reclassification items)	1,738	1,629	4,491	5,960
Net Income	4,958	4,785	13,153	15,761
Preferred stock dividend and discount accretion	(40)	(66)	(102)	(308)
Net Income Available to Common Shareholders	$4,918	$4,719	$13,051	$15,453
Basic Earnings Per Share	$0.53	$0.55	$1.45	$1.79
Diluted Earnings Per Share	0.51	0.52	1.39	1.72